UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

April 2, 2008
Date of Report (Date of earliest event reported)
___________________________________________________________

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Florida	0-13176	59-2007840
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

4400 Biscayne Boulevard, Suite 680
Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

(305)-861-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 3.02 is hereby incorporated by reference.

Item 3.02  Unregistered Sales of Equity Securities

On April 7, 2008, the Registrant completed the sale of an aggregate of 1,000 shares of a new series of its Preferred Stock, par value $1.00 per share (the “Preferred Stock”), designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), to certain private investors (collectively, the “Investors”) pursuant to a Stock Purchase Agreement entered into on April 3, 2008 (the “Stock Purchase Agreement”). The Investors include an executive officer of the Registrant, a holder of more than 10% of the outstanding Common Stock and a director and executive officer of the Company who also holds more than 10% of the outstanding Common Stock. The aggregate purchase price for the Series D Preferred Stock was $1,500,000.

The Series D Preferred Stock has no preference with respect to dividends to the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), and is entitled to receive dividends when, as and if declared by the Registrant’s Board of Directors, together with the holders of the Common Stock, ratably on an “as-converted” basis. Each holder of a share of the Series D Preferred Stock shall have the right, at any time, to convert such share of Series D Preferred Stock into shares of Common Stock at an initial rate of 5,000 shares of Common Stock per share of Series D Preferred Stock. The holders of the Series D Preferred Stock will be entitled to vote, together with the holders of the Common Stock and holders of any other series of Preferred Stock or other class of the Registrant’s capital stock which are granted such voting rights as a single class on all matters, except as otherwise provided by law. In the event of any liquidation, dissolution or winding up of the affairs of the Registrant, either voluntarily or in voluntarily, the holders of the Series D Preferred Stock will be entitled to a liquidation preference of $1,500 per share of Series D Preferred Stock prior to any distribution to the holders of the Common Stock. The Series D Preferred Stock ranks (1) pari passu in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution or winding up of the Registrant to all shares of Series C Preferred Stock, par value $1.00 per share, of the Registrant and (2) senior in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution or winding up of the Registrant to all shares of Common Stock. The Series D Preferred Stock is not redeemable.

The Registrant issued the Series D Preferred Stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. The Investors have each represented to the Registrant that such person was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Series D Preferred Stock was being acquired for investment purposes.

The Stock Purchase Agreement, the Articles of Amendment to the Articles of Incorporation of the Registrant (pursuant to which the terms of the Series D Preferred Stock are established) filed April 2, 2008, and a related press release of the Registrant are furnished as Exhibits 10.1, 3.1 and 99.1, respectively, to this Form 8-K

Item 5.03  Amendment to Articles of Incorporation

Item 3.02 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1
Articles of Incorporation of the Registrant, including Articles of Amendment to Articles of Incorporation, filed April 2, 2008, establishing and designating Series D as another series of the Registrant’s preferred stock.

10.1	Stock Purchase Agreement dated as of April 3, 2008 between the Registrant and the Investors named therein.

99.1	Press Release of the Registrant dated April 7, 2008 Announcing Issuance of Shares of Series D Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Steven B. Mrha
Name: Steven B. Mrha Title: Chief Operating Officer

Date: April 7, 2008

Exhibit Index

Exhibit Number	Description

3.1
Articles of Incorporation of the Registrant, including Articles of Amendment to Articles of Incorporation, filed April 2, 2008, establishing and designating Series D as another series of the Registrant’s preferred stock.

10.1	Stock Purchase Agreement dated as of April 3, 2008 between the Registrant and the Investors named therein.

99.1	Press Release of the Registrant dated April 7, 2008 Announcing Issuance of Shares of Series D Preferred Stock.